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                                                                     Exhibit 5.4

INTERNAL REVENUE SERVICE             DEPARTMENT OF THE TREASURY
DISTRICT DIRECTOR
1100 COMMERCE STREET
DALLAS, TX  75242

DATE:  OCTOBER 12, 1995              Employer Identification Number: 41-0617000
                                     File Folder Number:  410006107
SUPERVALU INC.                       Person to Contact:  HELEN MUILENBURG
C/O ROBERT A. SENG                   Contact Telephone Number:  (414) 798-8360
DORSEY & WHITNEY                     Plan Name:  WETTERAU INC. MONEYBUILDER PLAN
220 SOUTH SIXTH STREET                   & TRUST FOR COLLECTIVE BARGAINING EES
MINNEAPOLIS, MN  55402               Plan Number:  023


Dear Applicant:

        We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

        Continued qualification of the plan under its present form will depend on its effect in operation. (See section 1.401-1(b)(3) of the Income Tax Regulations.) We will review the status of the plan in operation periodically.

        The enclosed document explains the significance of this favorable determination letter, points out some features that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

        This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

        This determination letter is applicable for the amendment(s) adopted on November 9, 1994.

        This determination letter is also applicable for the plan adopted on November 26, 1992.

        This plan satisfied the minimum coverage and nondiscrimination requirements of sections 410(b) and 401(a)(4) of the Code because the plan benefits only collectively bargained employees or employees treated as collectively bargained employees.

        This letter is issued under Rev. Proc. 93-39 and considers the amendments required by the Tax Reform Act of 1986 except as otherwise specified in this letter.

        This letter may not be relied upon with respect to whether the plan satisfies the qualification requirements as amended by the Uruguay Round Agreements Act, Pub. L. 103-465.

        We have sent a copy of this letter to your representative as indicated in the power of attorney.
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        If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

                                                   Sincerely yours,

                                                   /s/ Bobby E. Scott

                                                   Bobby E. Scott
                                                   District Director

Enclosures:
Publication 794